SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) - July 30, 2003


                      FIRST TENNESSEE NATIONAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)


         TENNESSEE                       000-4491             62-0803242
(State or Other Jurisdiction           (Commission           (IRS Employer
      of Incorporation)                File Number)         Identification No.)



                   165 MADISON AVENUE
                   MEMPHIS, TENNESSEE                      38103
         (Address of Principal Executive Office)         (Zip Code)



       Registrant's telephone number, including area code - (901) 523-4444


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ITEM 5.  Other Events and Regulation FD Disclosure

         First Tennessee National Corporation ("Corporation") announced today that management has been delegated the authority within defined limits to purchase up to the total principal amount outstanding of the Corporation's 6.75% November 2005 subordinated debt ($75 million). Since this outstanding debt issue is in the last half of its term, it provides only limited regulatory capital benefit and will be replaced with short-term market rate funds.
         Today a tender offer was commenced to purchase this debt issue at a price reflecting a formula-driven premium to its par value. Using the formula with the appropriate spread over the benchmark rate as of 1:30 pm CDST yesterday (07/29/03), a premium of 10.8% over par would be paid for the Corporation's debt. Because the Corporation is offering to pay a premium, the tender offer, if completed, will result in a current charge to earnings. The amount of the charge will primarily depend on the amount of the debt issue tendered and purchased in the offer, which is estimated to be between 60 percent and 90 percent of the total principal amount outstanding.
         Purchase activities are expected to take place during third quarter 2003 and will be managed by FTN Financial Securities Corp., a subsidiary of First Tennessee Bank National Assoc.
         This item contains forward-looking statements involving significant risks and uncertainties. A number of factors could cause actual results to differ materially from those in the forward-looking information. Those factors are outlined in the recent earnings press release and in more detail in the most current 10-K and 10-Q. The Corporation disclaims any obligation to update any of the forward-looking statements that are made from time to time, to reflect future events or developments.



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ITEM 7.  Financial Statements and Exhibits

(c)  Exhibits

The following exhibit is furnished pursuant to Item 9, is not to be considered "filed" under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and shall not be incorporated by reference into any of the Corporation's previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.


Exhibit #         Description
---------         -----------

99.1              Press Release issued 7/30/03


ITEM 9.  Regulation FD Disclosure

Furnished as Exhibit 99.1 is a copy of the Corporation's press release issued July 30, 2003, related to the announcement of tender offers to purchase certain debt and earnings guidance.








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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            FIRST TENNESSEE NATIONAL CORPORATION

Date: July 30, 2003                         By: /s/James F. Keen
                                              ----------------------------------
                                            Name: James F. Keen
                                            Title: Executive Vice President,
                                            Chief Financial Officer and
                                            Corporate Controller

                                  Exhibit Index


The following exhibit is furnished pursuant to Item 9, is not to be considered "filed" under the Exchange Act, and shall not be incorporated by reference into any of the Corporation's previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.


Exhibit #                  Description
---------                  -----------

 99.1                      Press Release issued 7/30/03